EXHIBIT 10.1

SHARE PURCHASE AND SALE AGREEMENT

December 14, 2009

SHARE PURCHASE AND SALE AGREEMENT

THIS SHARE PURCHASE AND SALE AGREEMENT (the “Agreement”), dated the 14th day of December, 2009, is entered into by and among Bobby Smith, Jr., Frances Mize (each, a “Purchaser” and collectively, the “Purchasers”), Michel Lemoine, Yamit Lemoine, Steve Kravitz, Joseph R. Pierre-Louis, H. Bradley Ress, and Talles Investments, Inc., a Florida corporation (each a “Seller” and collectively, the “Sellers”).

WHEREAS, the Purchasers severally desire to purchase an aggregate of 5,828,235 shares (the “Shares”) of common stock, no par value per share (the “Common Stock”), of Dragon’s Lair Holdings, Inc. (the “Company”), from the Sellers, and the Sellers severally desire to sell the Shares to the Purchasers, in consideration for payment of the Purchase Price (as defined below) by the Purchasers to Sellers;

WHEREAS, Michel Lemoine is the President, Chief Executive Officer and Chairman of the Board of Directors of the Company; and Yamit Lemoine and Talles Investments, Inc. are the controlling shareholders of the Company (Michel Lemoine, together with Yamit Lemoine and Talles Investments, Inc., the “Majority Holders”);

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, the parties hereto do hereby agree as follows:

1.	TRANSFER OF SHARES, CONSIDERATION AND OTHER MATTERS.

1.1       Transfer of Shares. Subject to the terms and conditions of this Agreement, the Sellers hereby sell, assign, transfer, convey and deliver to the Purchasers, and the Purchasers hereby purchase and acquire from Sellers, good and marketable title to the Shares, free and clear of all mortgages, liens, encumbrances, claims, equities and obligations to other persons of every kind and character except that the Shares are “restricted securities” as set forth in Section 4.4 hereof.  Simultaneously herewith, Sellers are delivering to Purchasers certificates duly endorsed for transfer or accompanied by duly executed medallion guaranteed stock powers, together with such other documents or instruments, if any, as may be necessary to convey the Shares to the Purchasers as provided herein.

1.2       Consideration. The purchase price for the Shares purchased by the Purchasers is $296,094 (the “Purchase Price”), payable to the Law Offices of Michael H. Hoffman, P.A. (“Escrow Agent”) on behalf of the Sellers.  Attached hereto is Exhibit A, which contains the name of each Seller and Purchaser the number of Shares represented thereby, and the number of shares being purchased by each of the Purchasers.

1.3       Form of Payment. On the Closing Date (as defined below), (i) each of the Sellers shall deliver to the Purchasers certificates (the “Certificates”) representing the Shares together with a medallion guaranteed stock power (the “Stock Powers”), which the Purchasers are then purchasing, against delivery of the Purchase Price; and (ii) the Purchasers shall pay the Purchase Price to the Escrow Agent.

1.4       Closing. The date on which the closing (the “Closing”) of the purchase and sale of the Shares is hereinafter referred to as the “Closing Date.” The Closing will be deemed to occur when (A) this Agreement has been executed and delivered by the Sellers and the Purchasers (which delivery may be effected by facsimile transmission or by e-mail of a Portable Document Format (PDF) file), and (B) full payment of the Purchasers’ Purchase Price has been made by wire transfer of immediately available funds in accordance with Section 1.3, and (C) the Certificates and Stock Powers have been delivered to the Purchasers.

2.	REPRESENTATIONS AND WARRANTIES OF THE MAJORITY HOLDERS.

The Majority Holders severally represent, warrant and covenant to and with the Purchasers as an inducement to the Purchasers to enter into this Agreement and to consummate the transaction contemplated hereby as follows:

2.1       Authorization of Agreement. The Majority Holders are fully able, authorized and empowered to execute and deliver this Agreement and any other agreement or instrument contemplated by this Agreement and to perform their covenants and agreements hereunder and thereunder.  This Agreement and any such other agreement or instrument, upon execution and delivery by the Majority Holders (and assuming due execution and delivery hereof and thereof by the other parties hereto and thereto), will constitute a valid and legally binding obligation of the Majority Holders, in each case enforceable against them in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors’ rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies against such Seller under or by virtue of this Agreement or such other agreement or instrument.

2.2       Board Approval. Any and all other actions taken by the Company since inception, have been duly approved by resolutions passed by the Company’s Board of Directors, or a duly authorized committee thereof.

2.3       Consents. All requisite consents of third parties, including, but not limited to, governmental or other regulatory agencies, federal, state or municipal, required to be received by or on the part of the Company for the execution and delivery of this Agreement and the performance of its respective obligations hereunder have been obtained and are in full force and effect. The Company has fully complied with all conditions of such consents.

2.4       No Shareholder Loans or Other Company Debt to Sellers.  Each of the Sellers, if applicable, has cancelled any loans made by such Seller to the Company otherwise unrepaid on the date of this Agreement.  In addition, the Majority Holders confirm hereby that nothing is owed to each Seller by the Company on the date of this Agreement for loans made or otherwise.

2.5       SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, since inception (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.6       Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

2.7       Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of Florida and has full power and authority to own, lease and operate its properties and to carry on its business as now being and as heretofore conducted. The Company is not qualified or licensed to do business as a foreign corporation in any other jurisdiction and neither the location of its assets nor the nature of its business requires it to be so qualified.

2.8       Capitalization. The capitalization of the Company is as set forth in the SEC Reports. Schedule 2.8 sets forth the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act. No person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the transaction documents. Except as a result of the purchase and sale of the Shares, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

2.9       Articles of Incorporation and Bylaws. Attached hereto as Exhibit B and Exhibit C respectively is a true and complete copy of the Company’s Articles of Incorporation and Bylaws as in effect on the date hereof.

2.10     Officers and Directors.  Attached hereto as Schedule 2.10 is a list of the names and titles of all officers and directors of the Company, the resignations of such officers and directors and the appointment of officers and directors to fill the resulting vacancies is subject to the consummation of the transaction contemplated hereby.

2.11     Liabilities, etc.

(a) The Company has filed all Federal, state and local tax returns which are required to be filed by it and all taxes shown to be due thereon (together with any applicable penalties and interest) have been paid. The Company has not incurred any liability for taxes except in the ordinary course of business. The Company has paid or provided adequate reserves for all taxes which have become due for all periods prior to the date of this Agreement or pursuant to any assessments received by it or which the Company is obligated to withhold from amounts owing to any employee, creditor or other third party as at, or with respect to, any period prior to the date of this Agreement. To the best knowledge of the Majority Holders, the Federal income tax returns of the Company have never been audited by the Internal Revenue Service. Except as set forth on Schedule 2.11(a) attached hereto, the Company has not waived any statute of limitations in respect of taxes, nor agreed to any extension of time with respect to a tax assessment or deficiency.

(b)       On the date of Closing, there are no liabilities, debts or obligations of the Company, whether accrued, absolute, contingent or otherwise (“Liabilities”).

2.12           Absence of Certain Events. Other than as disclosed in its SEC Reports and in Current Reports on Form 8-K, the Company has been conducted solely in the usual and ordinary course. Without limiting the generality of the foregoing, the Company has not:

(a)           waived any right or rights of substantial value or paid, directly or indirectly, any Liability before such Liability became due in accordance with its terms; or

(b)           other than in the ordinary and usual course of business, created any Liability (whether absolute or contingent and whether or not currently due and payable), or entered into or assumed any contract, agreement, arrangement, lease (as lessor or lessee), license or other commitment otherwise than in the ordinary and usual course of business; or

(c)           purchased, sold or transferred any assets other than in the ordinary and usual course of the operations of the Company; granted any security interest or other lien or encumbrance affecting any of its assets or properties other than in the ordinary and usual course of business and in amounts not material; or amended any agreement or contract to which the Company is a party or by which its assets and properties are bound.

2.13           Adverse Developments. Except as disclosed in its SEC Reports, and particularly, in its Current Reports on Form 8-K, there has been no material adverse change in the business, operations or condition (financial or otherwise) of the Company; nor has there been since such date, any damage, destruction or loss, whether covered by insurance or not, materially or adversely affecting the business, properties or operations of the Company.

2.14           Actions and Proceedings. The Company is not subject to any outstanding orders, writs, injunctions or decrees of any court or arbitration tribunal or any governmental department, commission, board, agency or instrumentality, domestic or foreign, against, involving or affecting the business, properties or employees of the Company or Sellers’ right to enter into and execute this Agreement. There are no actions, suits, claims or legal, administrative or arbitration proceedings or investigations, including any warranty or product liability claims (whether or not the defense thereof or liabilities in respect thereof are covered by policies of insurance) relating to or arising out of the business, properties or employees of the Company pending or, to the best knowledge of the Sellers, threatened against or affecting the Company.

2.15           Compliance with Laws. The Company has complied in all material respects with all laws, ordinances, regulations and orders applicable to the conduct of its business, including all laws relating to environmental matters, employees and working conditions.

2.16           Bank Accounts and Credit Cards. As of the date hereof, the Company no longer maintains any bank account, safe deposit box, credit or charge cards and has closed any respective accounts therewith.

2.17           Tax Matters.

(a)           The Company has duly filed all material federal, state, local and foreign tax returns required to be filed by or with respect to them with the Internal Revenue Service or other applicable taxing authority;

(b)           The Company has paid all material taxes due, or claimed by any taxing authority to be due, from or with respect to them;

(c)           To the best knowledge of the Company, there has been no material issue raised or material adjustment proposed (and none is pending) by the Internal Revenue Service or any other taxing authority in connection with the Company’s tax returns;

(d)           No waiver or extension of any statute of limitations as to any material federal, state, local or foreign tax matter has been given by or requested from the Company; and

For the purposes of this Section 2.17, a tax is due (and must therefore either be paid or adequately reserved against in the Company’s Financial Statements) only on the last date payment of such tax can be made without interest or penalties, whether such payment is due in respect of estimated taxes, withholding taxes, required tax credits or any other tax.

2.18           Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the SEC any request for confidential treatment of information.

2.19           Transactions with Affiliates and Employees. Except as set forth in the SEC Reports and in this Agreement, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

       3.               REPRESENTATIONS AND WARRANTIES OF SELLERS REGARDING THE SHARES.  Each of the Sellers severally represents, warrants and covenants to and with the Purchasers as an inducement to the Purchasers to enter into this Agreement and to consummate the transaction contemplated hereby as follows:

3.1       Ownership of the Shares. Each of the Sellers is the sole record and beneficial owner of that portion of the Shares and holds his, her or its name on Schedule A attached hereto. Each of the Sellers holds his, her or its respective Shares free and clear of any lien, pledge, encumbrance, charge, security interest, claim or right of another and has the absolute right to sell and transfer such Shares to the Purchaser without the consent of any other person or entity. Upon transfer of such Shares to the Purchasers hereunder, the Purchasers will acquire good and marketable title to such Shares free and clear of any lien, pledge, encumbrance, charge, security interest, claim or right of another.

3.2       No Seller Defaults. Neither the execution and delivery of this Agreement, nor the consummation of the transaction contemplated hereby, violates any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency, or conflicts with, or will result in any breach of, any of the terms of, or constitute a default under or result in the termination of, or the creation of, any lien upon the Shares to be sold by each Seller pursuant to the terms of any contract or agreement to which such Seller is a party or by which such Seller or any of his, her or its respective assets is bound.

3.3       Obligations; Authorizations. Each of the Sellers is not (i) in violation of any judgment, order, injunction, award or decree which is binding on him, her or it, or any of his, her or its assets, properties, operations or business which violation, by itself or in conjunction with any other such violation, would materially and adversely affect the consummation of the transaction contemplated hereby; or (ii) in violation of any law or regulation or any other requirement of any governmental body, court or arbitrator relating to him, her or it, or to his, her or its assets, operations or businesses which violation, by itself or in conjunction with other violations of any other law, regulation or other requirement, would materially adversely affect the consummation of the transaction contemplated hereby.

3.4       Consents. All requisite consents of third parties, including, but not limited to, governmental or other regulatory agencies, federal, state or municipal, required to be received by or on the part of the Sellers for the execution and delivery of this Agreement and the performance of their respective obligations hereunder have been obtained and are in full force and effect. Each of the Sellers has fully complied with all conditions of such consents.

3.5       No Shareholder Loans or Other Company Debt to Seller.  Each of the Sellers, if applicable, has cancelled any loans made by such Seller to the Company otherwise unrepaid on the date of this Agreement. In addition, each of the Sellers confirms hereby that nothing is owed to the Sellers by the Company on the date of this Agreement for loans made or otherwise.

3.6       No Other Representations. Except as specifically set forth herein, each of the Sellers makes no representations or warranties with respect to the Company, its financial status, earnings, assets, liabilities, corporate status or any other matter.

3.7       Voluntary Nature of Transaction. The sale by each of the Sellers to the Purchasers of the Shares is made freely and voluntarily by such Seller. Each of the Sellers, in selling the Shares to the Purchasers, is not acting under fraud, duress, menace, or undue influence.

4.	REPRESENTATIONS AND WARRANTIES OF PURCHASERS.

Each of the Purchasers represents and warrants and covenants to and with the Sellers as an inducement to the Sellers to enter into this Agreement and to consummate the transaction contemplated hereby as follows:

4.1           Power and Authority.  Each of the Purchasers is authorized to execute and deliver this Agreement, and any other agreement or instrument contemplated by this Agreement, and to consummate the transaction and to perform such obligations contemplated hereby and thereby.

4.2           Legal and Authorized Transaction; Authority: No Breach. The execution and delivery by the Purchasers of this Agreement and any other agreement or instrument contemplated by this Agreement, and the consummation of the transaction contemplated hereby and thereby, requires no specific consent or authority conferred by any third party. This Agreement, and any such other agreement or instrument, upon execution and delivery by the Purchasers (and assuming due execution and delivery hereof and thereof by the other parties hereto and thereto), will constitute the legal, valid and binding obligation of the Purchasers, in each case enforceable against the Purchasers in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors’ rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies against the Purchasers under or by virtue of this Agreement or such other agreement or instrument. Neither the execution and delivery of this Agreement, or any such other agreement or instrument by the Purchasers, nor the consummation of the transaction contemplated hereby or thereby, will (i) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default under the terms of, any mortgage, bond, indenture or material agreement to which the Purchasers are a party or by which the Purchasers or any of his, her or its property or assets may be bound or materially affected, (ii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, the Purchasers or upon the securities, property or business of the Purchasers, or (iii) constitute a violation by the Purchasers of any applicable law or regulation of any jurisdiction as such law or regulation relates to the Purchasers or to the property or business of the Purchasers.
4.3       No Litigation, Etc. There is no material suit, action, or legal, administrative, arbitration or other proceeding or governmental investigation pending or, to the Purchasers’ best knowledge, threatened against, materially affecting, or which will materially affect, the property of the Purchasers, or to the Purchasers’ best knowledge does there exist any basis therefor.

4.4       Accredited Investors; Investment Intent. Each of the Purchasers is an “accredited investor” as that term is defined in applicable rules and regulations and is acquiring the Shares for his or her own account for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of the Shares except in compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated by the SEC thereunder, and applicable state securities laws.  The Shares acquired by the Purchasers from the Majority Holders are “restricted securities” as that term is defined under Rule 144 of the Securities Act, and any sales of the Shares made in reliance upon Rule 144 can be made, among other things, only in limited amounts in accordance with the terms and conditions of that Rule and will require an opinion of counsel satisfactory to the Company and Company’s counsel that registration is not required under the Securities Act or state securities laws.  Each of the Purchasers is familiar with the business and operations of the Company, acknowledges that the Company is in the developmental stage and is not profitable. Each of the Purchasers has been offered the opportunity to examine the books and records of the Company and to discuss its business, operations and financial condition with officers of the Company.

4.5       Restrictive Legend. Each of the Purchasers understands that any and all certificates representing the Shares transferred by the Majority Holders to the Purchasers and any and all Shares issued in replacement thereof or in exchange therefor shall bear the following legend, or one substantially similar thereto:

“The shares represented by this certificate have not been registered under the Securities Act of 1933 and are “restricted securities” as that term is defined in Rule 144 under the Act. The shares may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act of 1933 or an opinion of counsel for the corporation that registration is not required under such Act.”

4.6       During the past five years, the Purchasers have not been:

(1)       Subject of a petition under the Federal bankruptcy laws or any state insolvency law filed by or against them, or by a receiver, fiscal agent or similar officer appointed by a court for their business or property, or any partnership in which any of them was a general partner at or within two years before the time of such filing or any corporation or business association of which any of them was an executive officer at or within two years before the time of such filing;

(2)       Convicted in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)       The subject of any order, judgment, or decree not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any of them for, or otherwise limiting, any of the following activities:

(i)        acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with any such activity;

(ii)       engaging in any type of business practice; and

(iii)      engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities law or Federal Commodity laws.

(4)       The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated of any Federal or State authority barring, suspending or otherwise limiting for more than sixty (60) days either of their right to engage in any activity described in paragraph (3) (i) above, or be associated with persons engaged in any such activity.

(5)       Found by any court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or state securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

(6)       Found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal Commodities Law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

5.	COVENANTS AND AGREEMENTS OF THE PARTIES.

5.1        Capital Restructuring Post-Closing. Sellers specifically acknowledge that the Purchasers may effect a reverse split, forward split, or any other recapitalization event so long as such recapitalization event effects all shareholders immediately prior to the recapitalization on a pro rata basis. Notwithstanding the forgoing, nothing in this Section 5.1 shall be deemed to limit the Company’s ability to issue additional shares in connection with the raising of capital or as incentives to any company employee. Any rights provided to Sellers pursuant to this Section 5.1, if any, shall automatically terminate in the event that the Shares purchased herein by the Purchasers no longer constitute a majority of the outstanding shares of the Company, either as an individual class or on an as converted basis.

5.2       No Brokers. Each of the Sellers on the one hand and the Purchasers on the other hand represent and warrant to the other that each there will be no liability upon the Purchasers for any broker, finder or similar agent and no person or entity with which each has had any dealings or communications of any kind is entitled to any brokerage, finder’s or placement fee or any similar compensation in connection with this Agreement or the transaction contemplated hereby from the Purchasers.

5.3       Expenses. Each of the parties hereto agrees to bear his, her or its own expenses in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

5.4       SEC Filings.  Each of the Purchasers agrees (i) to exercise his or her best efforts (a) to cause the Company to remain a reporting company under either Section 12(g) or 15(d) of the Exchange Act and (b) to file all necessary reports with the SEC and any other regulatory body as required to maintain the Company as a current reporting Company under the Exchange Act and any other applicable rules and regulations, (ii) to cause the Company to file with the SEC a Report on Form 8-K relating to the consummation of the transaction contemplated hereunder and (iii) to provide the Sellers with one copy of such Report on Form 8-K as filed pursuant to clause (ii) above.

5.5       Continuing Directors. In the interim period between the date hereof and the date of his resignation, any director or officer of the Company shall be restricted from causing or making any decision on behalf of the Company to accrue any liabilities greater than $100 outside the ordinary course of business and shall also be restricted from opening any bank account on behalf of the Company.

5.6           Cooperation; Further Assurances.  Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents, provide such other notices or communications and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out the intended purposes of this Agreement.

6.	NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

6.1       Nature of Statements. All statements contained in any Schedule, certificate or other instruments delivered by or on behalf of any party hereto pursuant to this Agreement, shall be deemed representations and warranties by such party.

6.2       Survival of Representations and Warranties. Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations and warranties made hereunder or pursuant hereto or in connection with the transaction contemplated hereby shall survive the execution and delivery of this Agreement and continue in effect through the first anniversary of this Agreement except that the representations and warranties set forth in Section 3.1 shall continue in effect until the expiration of the applicable statute of limitations, and the agreements of indemnity for claims set forth in Sections 7 and 8 shall survive the execution and delivery of this Agreement and continue in effect for the period during which such claims are enforceable.

7.	INDEMNIFICATION BY THE MAJORITY HOLDERS.

7.1       Claims Against the Company. For a period of one year after the Closing, the Majority Holders (the “Indemnifying Party”) severally and not jointly agree to indemnify the Purchasers (each an “Indemnified Party”), against any loss, liability, claim, damage or expense (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) to which it or they may become subject arising out of or based on either (i) any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by the Majority Holders herein in this Agreement; or (ii) any and all liabilities arising out of or in connection with: (A) any of the assets of the Company prior to the Closing; or (B) the operations of the Company prior to the Closing.

7.2       Claims Against the Company. The Indemnifying Party shall indemnify and hold the Purchasers harmless from and against any loss, damage or expense (including reasonable attorneys’ fees) caused by or arising out of any claim made against the Company:

(i)        for any foreign, Federal, state or local tax of any kind arising out of or by reason of the existence or operations of the Company prior to the date of this Agreement;

(ii)       in respect of transactions occurring prior to the date of this Agreement arising under the Securities Act, the Exchange Act, or any state blue sky or securities law;

(iii)      in respect of any salary, bonus, wages or other compensation of any kind owed by the Company to its employees for services rendered on or prior to the date of this Agreement;

(iv)      for any damages to the environment caused by or arising out of any pollution resulting from or otherwise attributable to the operation of the business of the Company prior to the date of this Agreement;

(v)       in respect of any payable of the Company to the Sellers incurred prior to the date of this Agreement; and

(vi)      in respect of any liability or indebtedness for borrowed money or otherwise incurred on or before the date of this Agreement except as provided in Section 2.11 hereof.

7.3       Other Matters. The Indemnifying Party shall indemnify and hold the Purchasers harmless from and against any loss, damage or expense (including reasonable attorneys’ fees) caused by or arising out of (i) any breach or default in the performance by Sellers of any covenant or agreement of Sellers contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by Sellers herein or in any Schedule, certificate or other instrument delivered by or on behalf of Sellers pursuant hereto, and (iii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal and accounting fees) incident to any of the foregoing.

8.	INDEMNIFICATION BY THE PURCHASERS.

8.1       Claims Against Sellers. For a period of one year after the Closing, each of the Purchasers severally and not jointly agree to indemnify and hold harmless Sellers from and against all loss, damage or expense (including reasonable attorneys’ fees) caused by or arising out of (i) any breach or default in the performance by the Purchasers of any covenant or agreement of the Purchasers contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by the Purchasers herein or in any certificate or other instrument delivered by or on behalf of the Purchasers pursuant hereto and (iii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal and accounting fees) incident to the foregoing.

9.	NOTICE AND OPPORTUNITY TO DEFEND.
9.1       Participation. Promptly after the receipt by the Purchasers or the Sellers of notice of any action, proceeding, claim or potential claim (any of which is hereinafter individually referred to as a “Circumstance”) which could give rise to a right to indemnification under this Agreement, the Indemnified Party shall give prompt written notice to the party or parties who may become obligated to provide indemnification hereunder; i.e., the Indemnifying Party. Such notice shall specify in reasonable detail the basis and amount, if ascertainable, of any claim that would be based upon the Circumstance. The failure to give such notice promptly shall relieve the Indemnifying Party of its indemnification obligations under this Agreement, unless the Indemnified Party establishes that the Indemnifying Party either had knowledge of the Circumstance or was not prejudiced by the failure to give notice of the Circumstance. The Indemnifying Party shall have the right, at its option, to compromise or defend the claim, at its own expense and by its own counsel, and otherwise control any such matter involving the asserted liability of the Indemnified Party, provided that any such compromise or control shall be subject to obtaining the prior written consent of the Indemnified Party which consent shall not be unreasonably withheld. An Indemnifying Party shall not be liable for any costs of settlement incurred without the written consent of the Indemnifying Party. If any Indemnifying Party undertakes to compromise or defend any asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise of or defense against any such asserted liability. All costs and expenses incurred in connection with such cooperation shall be borne by the Indemnifying Party, provided such costs and expenses have been previously approved by the Indemnifying Party. In any event, the Indemnified Party shall have the right at its own expense to participate in the defense of an asserted liability.

10.	MISCELLANEOUS.

10.1.     Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. No assignment of this Agreement or of any rights hereunder shall relieve the assigning party of any of its obligations or liabilities hereunder.

10.2     Resignation as Director of the Company. The Sellers shall deliver or cause to be delivered to the Purchasers a letter of resignation from each of the directors listed in Schedule 2.10 attached hereto, subject to Section 14(f) of the Exchange Act, whereby the directors resign as members of the Board of Directors of the Company.  An Information Statement in connection with the intended appointment of one or more new members of the Company’s Board of Directors shall thereafter be mailed to shareholders of the Company pursuant to Section 14(f) of the Exchange Act and Rule 14(f)(1) thereunder, if applicable.

10.3     Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, sent prepaid overnight by Federal Express or the like, in writing, or mailed first class, postage prepaid, by certified mail, return receipt requested as follows:

(a)	If to Sellers, as follows:

             Michel and Yamit Lemoine
             785 N.E. 83rd Terrace
             Miami, Florida 33138

             Talles Investments, Inc.
             7567 Imperial Dr., Unit 502
             Boca Raton, Florida 33433

             H. Bradley Ress
             6425 Brava Way
             Boca Raton, Florida  33433

             Steve Kravitz
             9595 Collins Avenue, Unit 1006
             Surfside, Florida  33154

             Joseph R. Pierre-Louis
             17621 N.E. 7th Ave
             Miami, Florida  33127

(b)	If to Purchasers, as follows:

             Bobby Smith, Jr.
             100 Four Star Lane
             Odenville, Alabama 35120

             Frances Mize
             100 Four Star Lane
             Odenville, Alabama 35120

or in any case to such other address or addresses as hereafter shall be furnished as provided in this Section 10.3 by any of the parties hereto to any other party hereto.

10.4     Waiver; Remedies. No delay on the part of the Sellers or the Purchasers in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of Sellers or the Purchasers of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity.

10.5     Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings of the parties relating thereto.

10.6     Amendment. This Agreement may be modified or amended only by written agreement of the parties hereto.

10.7     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument. Any signature page to be given hereunder shall be in writing and shall be effective upon hand delivery by electronic mail or facsimile.

10.8     Governing Law; Venue. This Agreement shall be governed and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed entirely within the State of Florida.  Each party irrevocably and unconditionally: (a) agrees that any legal proceeding relating to this Agreement must be brought in the state courts in Miami, Florida, or the United States District Court for the Southern District of Florida; (b) consents to the jurisdiction of each such court in any suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any proceeding in any such court; and (d) agrees that service of any court paper may be effected on it by mail, or in such other manner as may be provided under applicable laws or court rules in the State of Florida.

10.9     Captions. All section titles or captions contained in this Agreement, in any Schedule referred to herein or in any Exhibit attached hereto are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the day and year first above written.

SELLERS:	PURCHASERS:

TALLES INVESTMENTS, INC. By: /s/ Ellen Talles Ellen Talles, President /s/ Michel Lemoine MICHEL LEMOINE	/s/ Bobby Smith, Jr. BOBBY SMITH, JR. /s/ Frances Mize FRANCES MIZE

/s/ Yamit Lemoine
YAMIT LEMOINE

/s/ Steve Kravitz
STEVE KRAVITZ

/s/ Joseph R. Pierre-Louis
JOSPEH R. PIERRE-LOUIS

/s/ H. Bradley Ress
H. BRADLEY RESS

EXHIBIT A

LIST OF SELLERS

	Shares of Common Stock
Sellers	Frances Mize	Bobby Smith, Jr.

Talles Investments, Inc.	1,292,298	3,397,659

Yamit Lemoine	975,000	-

Michel Lemoine	88,278	-

Steve Kravitz	25,000	-

Joseph R. Pierre-Louis	25,000	-

H. Bradley Ress	25,000	-

	2,430,576	3,397,659

EXHIBIT B

ARTICLES OF INCORPORATION

OF

DRAGON’S LAIR HOLDINGS, INC.

ARTICLE 1
NAME

The name of the Corporation is DRAGON’S LAIR HOLDINGS, INC.

ARTICLE 2
PURPOSE

The purpose or purposes of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the Florida Business Corporation Act.

ARTICLE 3
CAPITAL STOCK

Section 1.  The Corporation shall be authorized to issue 115,000,000 shares of capital stock, of which 100,000,000 shares shall be common stock, no par value per share (“Common Stock”), and 15,000,000 shares shall be preferred stock, par value $.001 per share (“Preferred Stock”).

Section 2. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board of Directors”) is hereby authorized to provide for the issuance of shares of Preferred Stock in series and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a)           the designation of the series, which may be by distinguishing number, letter or title;

(b)           the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(c)           whether dividends, if any, shall be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

(d)           the rate of any dividends (or method of determining such dividends) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;

(e)           the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any;

(f)           the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(g)           the amount payable out of the assets of the Corporation to the holders of shares of the series in the event of any voluntary or involuntary liquidation, dissolution, reorganization or winding up of the affairs of the Corporation;

(h)           provisions, if any, for the conversion or exchange of the shares of such series, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock, or any other security, of the Corporation, or any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which such conversion or exchange may be made;

(i)           restrictions on the issuance of shares of the same series or of any other class or series, if any; and

(j)           the voting rights, if any, of the holders of shares of the series.

Section 3.  Series A Convertible Preferred Stock.  Series A Convertible Preferred Stock is hereby created out of the authorized but unissued shares of the authorized Preferred Stock of the Corporation, such series to be designated Series A Convertible Preferred Stock and having the voting, dividend, conversion, priorities, preferences and relative and other rights and qualifications, limitations and restrictions set forth as follows:

(a)           Designation and Amount.  500,000 shares of the Corporation’s authorized but undesignated preferred stock shall be designated as Series A
Convertible Preferred Stock (the “Series A Convertible Preferred Stock”).  The
Series A Convertible Preferred Stock shall have a stated value of $10.00 per share (the “Original Series A Convertible Issue Price”).

                      (b)           Rank.  The Series A Convertible Preferred Stock shall rank:  (i) junior to any other class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to the Series A Convertible Preferred Stock (collectively, the "Senior Securities"); (ii) prior to all of the Corporation's Common Stock (“Common Stock”); (iii) prior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Series A Convertible Preferred Stock (collectively, with the Common Stock, “Junior Securities”); and (iv) on parity with any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series A Convertible Preferred Stock (“Parity Securities”) in each case as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (all such distributions being referred to collectively as “Distributions”).

(c)           Dividends.  In the event any dividend or other distribution payable in cash or other property (other than shares of Common Stock of the Corporation) is declared on the Common Stock, each Holder of shares of Series A Convertible Preferred Stock on the record date for such dividend or distribution shall be entitled to receive per share on the date of payment or distribution of such dividend or other distribution the amount of cash or property equal to the cash or property which would be received by the Holders of the number of shares of Common Stock into which such share of Series A Convertible Preferred Stock would be converted pursuant to subsection 3(e) hereof immediately prior to such record date.

(d)           Liquidation Preference.

                                (i)           In the event of any liquidation, dissolution or winding up of the Corporation (“Liquidation Event”), either voluntary or involuntary, the Holders of shares of Series A Convertible Preferred Stock shall be entitled to receive, immediately after any distributions to Senior Securities required by the Corporation’s Articles of Incorporation or any Articles of designation, and prior in preference to any distribution to Junior Securities but in parity with any distribution to Parity Securities, an amount per share equal to the sum of (i) $10.00 and (ii) all accrued and unpaid dividends thereon and no more. If upon the occurrence of such event, and after payment in full of the preferential amounts with respect to the Senior Securities, the assets and funds available to be distributed among the Holders of the Series A Convertible Preferred Stock and Parity Securities shall be insufficient to permit the payment to such Holders of the full preferential amounts due to the Holders of the Series A Convertible Preferred Stock and the Parity Securities, respectively, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the Holders of the Series A Convertible Preferred Stock and the Parity Securities, pro rata, based on the respective liquidation amounts to which the Holders of each such series are entitled by the Corporation's Articles of Incorporation and any certificate(s) of designation relating thereto.

(ii)           Upon the completion of the distribution required by subsection 3(d)(i), if assets remain in this Corporation, they shall be distributed to holders of Junior Securities.

                    (e)           Conversion. The record Holders of the Series A Convertible
Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

                                (i)           Holders Right to Convert.  Each record Holder of Series A Convertible Preferred Stock shall be entitled to convert (in multiples of one preferred share) any or all of the shares of Series A Convertible Preferred Stock held by such Holder at any time into two hundred sixty (260) fully paid and non-assessable share of Common Stock of the Corporation (the “Conversion Price”) subject to adjustment as set forth below.

(ii)           Mechanics of Conversion.  Before any holder of Series A Convertible Preferred Stock shall be entitled to convert the same into shares of Common
Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Common Stock, and shall give written notice to the Corporation (the “Notice of Conversion”) at such office that he elects to convert the same and shall state therein the number of shares of Series A Convertible Preferred Stock being converted.  Thereupon the Corporation shall promptly issue and deliver at such office to such holder of Series A Convertible Preferred Stock a certificate or certificates for the number of shares of Common Stock to which he shall be entitled.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                                (iii)           Lost or Stolen Certificates. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any Series A Convertible Preferred Stock Certificates, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation and its Transfer Agent, and upon surrender and cancellation of the Series A Convertible Preferred Stock Certificate(s), if mutilated, the Corporation shall execute and deliver new Series A Convertible Preferred Stock Certificate(s) of like tenor and date. However, Corporation shall not be obligated to re-issue such lost or stolen Series A Convertible Preferred Stock Certificates if Holder contemporaneously requests Corporation to convert such Series A Convertible Preferred Stock into Common Stock.

                                (iv)           No Fractional Shares. If any conversion of the Series A Convertible Preferred Stock would create a fractional share of Common Stock to a holder or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion, shall be the next higher number of shares, or the Corporation may at its option pay cash equal to fair value of the fractional share based on the fair market value of one share of the Corporation’s Common Stock on the date of conversion, as determined in good faith by the Board of Directors.

                                (v)           Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the
Series A Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding Series A Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Convertible Preferred Stock, the Corporation will immediately take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                                (vi)           Adjustment to Conversion Price.

                                           (A)            Adjustment Due to Stock Split, Stock Dividend, Etc. If, prior to the conversion of all of the Series A Convertible Preferred Stock, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Conversion Price and number of shares of Common Stock issuable on conversion shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Conversion Price shall be proportionately increased.

(B)            Adjustment Due to Merger, Consolidation, Etc. If, prior to the conversion of all Series A Convertible Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity (each a “Business Combination Event”), then the Holders of Series A Convertible Preferred Stock shall thereafter have the right to receive upon conversion of Series A Convertible Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities and/or other assets which the Holder would have been entitled to receive in such transaction had the Series A Convertible Preferred Stock been converted immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders of the Series A Convertible Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Series A Convertible Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the exercise hereof.

                                           (C)            No Fractional Shares. If any adjustment under this subsection 3(e)(vi) would require the issuance of a fractional share of Common Stock to a holder, such fractional share shall be disregarded and the number of shares of Common
Stock issuable upon conversion shall be the next higher full number of shares.

(f)           Voting Rights.  To the extent that under Florida Law the vote of the Holders of the Series A Convertible Preferred Stock, voting separately as a class, is required to authorize a given action of the Corporation, the affirmative vote or consent of the Holders of at least a majority of the shares of the Series A Convertible Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series A Convertible Preferred Stock (except as otherwise may be required under Florida Law) shall constitute the approval of such action by the class. The Holders of the Series A Convertible Preferred Stock are entitled to vote on all matters with the holders of the Corporation's Common Stock, voting together as one class. Each share of Series A Convertible Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of stockholders as the date as of which the Conversion Rate is calculated.  Holders of the Series A Convertible Preferred Stock shall be entitled to notice of all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation’s by-laws and applicable statutes.

                      (g)           Status of Converted Stock.  Any shares of Series A Convertible Preferred Stock which have not been issued within two years following the filing of these Articles or which have been redeemed or converted shall return to the status of authorized but unissued Preferred Stock of no designated series.

ARTICLE 4
RIGHT TO AMEND OR REPEAL ARTICLES

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation or any amendment hereto, in the manner now or hereafter prescribed by statute, and all rights and powers herein conferred on shareholders are granted subject to this reserved power.

ARTICLE 5
INDEMNIFICATION OF DIRECTORS, OFFICERS AND
OTHER AUTHORIZED REPRESENTATIVES

Section 1.  Indemnification.  The Corporation shall indemnify its officers, directors, employees and agents against liabilities, damages, settlements and expenses (including attorneys’ fees) incurred in connection with the Corporation's affairs, and shall advance such expenses to any such officers, directors, employees and agents, to the fullest extent permitted by law. The right to indemnification and the payment of expenses shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaw, agreement, vote of shareholders or disinterested Directors or otherwise.

Section 2.  Effect of Modification.  Any repeal or modification of any provision of this Article 5 by the shareholders of the Corporation shall not adversely affect any right to protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification.

           Section 3.  Liability Insurance.  The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent to another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against liability under the provision of this Article 5.

           Section 4.  No Rights of Subrogation.  Indemnification hereunder and under the Bylaws shall be a personal right and the Corporation shall have no liability under this Article 5 to any insurer or any person, corporation, partnership, association, trust or other entity (other than the heirs, executors or administrators of such person) by reason of subrogation, assignment or succession by any other means to the claim of any person to indemnification hereunder or under the Corporation’s Bylaws.

ARTICLE 6
SEVERABILITY

In the event any provision (including any provision within a single article, section, paragraph or sentence) of these Articles should be determined by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, the remaining provisions and parts hereof shall not be in any way impaired and shall remain in full force and effect and enforceable to the fullest extent permitted by law.

ARTICLE 7
PRINCIPAL OFFICE, REGISTERED OFFICE, REGISTERED AGENT

The address of the principal office of this Corporation is: 785 N.E. 83rd Terrace, Miami, Florida 33138.  The address of the initial registered office of this Corporation is 854 NE 78th Street, Boca Raton, Florida 33487, and the name of the initial registered agent of this Corporation at that address is Michael H. Hoffman, Esq.  The undersigned is familiar with and accepts the duties and obligations as registered agent for this Corporation.

ARTICLE 8
INCORPORATOR

           The name and address of the person signing these Articles is Michael H. Hoffman, 854 NE 78th Street, Boca Raton, Florida 33487.

ARTICLE 9
ELECTIONS

The Corporation expressly elects not to be governed by Section 607.0901 of the Florida Business Corporation Act, as amended from time to time, related to affiliated transactions. The corporation expressly elects not to be governed by Section 607.0902 of the Florida Business Corporation Act, as amended from time to time, related to control share acquisitions.

IN WITNESS THEREOF, the undersigned subscriber has executed these Articles of Incorporation on this 4th day of October, 2007.

 /s/ Michael H. Hoffman
                                                                                  Michael H. Hoffman
Incorporator and Registered Agent

EXHIBIT C

BYLAWS
OF
DRAGON’S LAIR HOLDINGS, INC.
(A FLORIDA CORPORATION)

ARTICLE I
SHARE CERTIFICATES

1.1           Issue of Certificates. The shares of Dragon’s Lair Holdings, Inc., a Florida corporation (the “Corporation”), shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates (and upon request every holder of uncertificated shares) shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, or the Chief Executive Officer, President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form.

1.2           Legends for Preferences and Restrictions on Transfer.  The designations, relative rights, preferences and limitations applicable to each class of shares and the variations in rights, preferences and limitations determined for each series within a class (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder a full statement of this information on request and without charge.  Every certificate representing shares that are restricted as to the sale, disposition, or transfer of such shares shall also indicate that such shares are restricted as to transfer, and there shall be set forth or fairly summarized upon the certificate, or the certificate shall indicate that the Corporation will furnish to any shareholder upon request and without charge, a full statement of such restrictions.  If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended, or not registered or qualified under the applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend:

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AT HOLDER'S EXPENSE, AN OPINION (SATISFACTORY TO THE CORPORATION) OF COUNSEL (SATISFACTORY TO THE CORPORATION) THAT REGISTRATION IS NOT REQUIRED.”

                1.3           Facsimile Signatures.  Any and all signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

1.4           Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

1.5.           Transfer of Shares.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

1.6.           Registered Shareholders.  The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Florida.

ARTICLE II
MEETINGS OF SHAREHOLDERS

2.1           Annual Meeting.  The annual meeting of the shareholders of the Corporation shall be held sixty (60) days after the receipt of the financial statements of the preceding fiscal year at a place designated by the Board of Directors of the Corporation. The annual meeting of the shareholders for any year shall be held no later than thirteen (13) months after the last preceding annual meeting of shareholders. Business transacted at the annual meeting shall include the election of directors of the Corporation.

                2.2           Special Meetings.  Special meetings of the shareholders shall be held when directed by the Chairman of the Board, Chief Executive Officer, President or the Board of Directors.  The call for the meeting shall be issued by the secretary, unless the Chairman of the Board, Chief Executive Officer, President or the Board of Directors shall designate another person to do so.

                2.3           Place.  Both annual and special meetings of shareholders may be held within or without the State of Florida.

                2.4           Notice.  Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting, either personally or by first class mail, by or at the direction of the president, the secretary or the officer or the person calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

2.5           Notice of Adjourned Meeting.  When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting to which the adjournment is taken, and at the adjournment meeting, any business may be transacted that might have been transacted on the original date of the meeting.  If, however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at such meeting.

2.6           Closing of Transfer Books and Fixing Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days.  If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

Once a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

2.7           Shareholder Quorum and Voting.  The majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such items of business by that class or series.

If a quorum is present, an affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law.

After a quorum has been established at the shareholders' meetings, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

2.8           Conduct of Meeting.  The meeting of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting, the chairman of the board, if any; the president; a vice president; or, if none of the foregoing is in office, present and acting, by a chairman to be chosen by the shareholders. The secretary of the Corporation, or in his absence, an assistant secretary, shall act as secretary of every meeting, but if neither the secretary nor an assistant secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

2.9           Voting of Shares.  Except as otherwise provided in the Articles of
Incorporation, each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at the meeting of shareholders.  Treasury shares, shares of stock of this Corporation owned by another corporation (the majority of the voting stock of which is owned or controlled by this Corporation), and shares of stock of this Corporation held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any such meeting and shall not be counted in determining the total number of outstanding shares at any given time.

A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

At each election for directors, every shareholder entitled to vote at election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

Such shareholder shall not have the right to accumulate his votes by giving one candidate as many votes as the number of directors to be elected at that time multiplied by the number of his shares, or by distributing such votes on the same principle among any number of such candidates.

Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the bylaws of the corporate shareholder; or in the absence of any applicable bylaws, by such person as the Board of Directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate shareholder. In the absence of any such designation, or in the case of conflicting designation by the corporate shareholder, the chairman of the board, president, any vice president, secretary and treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be continued in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter, the pledgee or his nominee shall be entitled to vote the shares so transferred.

On and after the date on which written notice of redemption or redeemable shares has been mailed to the holders thereof in a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefore, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

           2.10           Proxies.  Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting or a shareholder’s duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy.

Every proxy must be signed by the shareholder or his attorney-in-fact.  A signed proxy is presumed valid. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or such death is received by the corporate officer responsible for maintaining the list of shareholders.

If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present, then that one may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

2.11           Action by Shareholders Without a Meeting. Any action required by law, these Bylaws or the Articles of Incorporation of this Corporation, to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without vote, if a consent in writing setting forth the action so taken shall be signed by the shareholders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon as a class, such written consent shall be required by the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon.

Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or exchange of assets for which the dissenters’ rights are provided for by law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with the further provisions of law regarding the rights of dissenting shareholders.

ARTICLE III
DIRECTORS

3.1           Function.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors (“Board” or “Board of Directors”).

3.2           Qualification.  Directors need not be residents of this state or shareholders of this Corporation.

3.3           Compensation.  The Board of Directors shall have the authority to fix the compensation of directors.

3.4           Duties of Directors.  A director shall perform his duties as a director, including his duties as a member of any committee of the Board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

In performing his duties, a director shall be entitled to rely on Information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

(a)           One or more officers or employees of the Corporation whom the director reasonable believes to be reliable and competent in the matter presented;

(b)           Counsel, public accountants or other persons as to matters which the director reasonable believes to be within such person’s professional or expert competence; or

(c)           A committee of the Board upon which he does not serve, duly designated in accordance with the provisions of the Articles of Incorporation or the Bylaws, as to matters within its designated authority, which committee the director reasonable believes to merit competence.

A director shall not be considered to be acting in good faith if he has knowledge of the matter in question that would cause such reliance described above to be unwarranted.

A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a director of this Corporation.

3.5           Number.  This Corporation shall have a minimum of four (4) directors and a maximum of eleven (11) directors. The number of directors may be increased or decreased from time to time by amendment to these Bylaws, but no decrease shall have the effect of shortening the terms of any incumbent director.

3.6           Election and Term.  Each person named in the Articles of Incorporation or by the Incorporator as a member of the initial Board of Directors shall hold office until the first annual meeting of shareholders, and until a successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

At the first annual meeting of the shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

                3.7           Vacancies.  Any vacancies occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of the majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

3.8           Removal of Directors.  At a meeting of the shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

3.9           Quorum in Voting.  A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

3.10           Board Committees.  The Board of Directors may, by resolution adopted by a majority of the Board, designate and appoint one or more of the following committees, which shall be comprised of member so the Board of Directors:

(a)           Executive Committee.  The Board of Directors may elect from among its members an Executive Committee to whom may be delegated, from time to time and until further order of the Board of Directors, any or all of the powers of said Board in connection with the affairs of the Corporation.

(b)           Standing and Other Committees.  The Board of Directors may appoint standing or such other committees of directors, officers or otherwise as deemed desirable including, but not limited to: (1) Nominating Committee; (2) Finance Committee; (3) Audit Committee; (4) Compensation Committee.

Standing committees shall have the responsibilities and duties as set forth by the Board and shall have their members appointed by the Board of Directors from within or without its own membership, at any meeting held for that purpose. In every case, standing committees shall be subject to the general supervision of the Board of Directors to whom each of them shall make a report not less often than annually, containing such recommendations as its membership deems necessary, appropriate or desirable. Other committees, temporary or continuing, shall act with respect to such special or general problems as the Board of Directors may, from time to time, determine. Any or all of such other committee or committees may be terminated at any time by the Board of Directors.

3.11           Place of Meetings.  Regular and special meetings by the Board of Directors may be held within or without the State of Florida. Meeting shall be held at such place as shall be fixed by the Board.

3.12           Time, Notice and Call of Meetings.  Regular meetings of the Board of Directors shall be held immediately following the annual shareholders meeting. Written notice of the time and place of special meetings of the Board of Directors shall be given to each director by either personal delivery, facsimile, telegram or cablegram at least two (2) days before the meeting or by notice mailed to the director at least five (5) days before the meeting.

Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all obligations to the place of the meeting, the time of the meeting or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place.  Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Meetings of the Board of Directors may be called by the chairman of the board, by the president of the Corporation or by any one or more directors.

Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.  Participation by such means shall constitute presence in person at a meeting.

3.13           Action Without a Meeting.  Any action required to be taken at a meeting of the directors of the Corporation, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the directors or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or of the committee.  Such consent shall have the same effect as a unanimous vote.

ARTICLE IV
INDEMNIFICATION

4.1           Indemnification.  Each person who at any time is, or shall have been, a director, officer, employee or agent of the Corporation, and is threatened to be or is made a party of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director, officer, employee or agent of the Corporation, or served at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent allowed under the Florida Statutes and such expenses shall be advanced as incurred upon receipt of an undertaking to repay such amount if such person is found not to be entitled to such indemnification pursuant to such Section. The foregoing right of indemnification shall in no way be exclusive of any other rights or indemnification to which any such director, officer, employee or agent may be entitled under any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

ARTICLE V
OFFICERS

5.1           Officers.  The officers of this Corporation consist of a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person. The failure to elect a president, vice president, secretary or treasurer shall not affect the existence of this corporation.

5.2           Duties.  The officers of the corporation shall have the following duties:

(a)           Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors. The Chairman of the Board shall also serve as the chairman of any executive committee.

(b)           Chief Executive Officer.  Subject to the control of the Board of Directors, the Chief Executive Officer, in conjunction with the President, shall have general and active management of the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect and shall have such powers and perform such duties as may be prescribed by the Board of Directors. In the absence of the Chairman of the Board or in the event the Board of Directors shall not have designated a Chairman of the Board, the Chief Executive Officer shall preside at meetings of the shareholders and the Board of Directors. The Chief Executive Officer shall also serve as the vice-chairman of any executive committee.

(c)           President.  Subject to the control of the Board of Directors, the President, in conjunction with the Chief Executive Officer, shall have general and active management of the business of the Corporation and shall have such powers and perform such duties as may be prescribed by the Board of Directors.  In the absence of the Chairman of the Board and the Chief Executive Officer or in the event the Board of Directors shall not have designated a Chairman of the Board and a Chief Executive Officer shall not have been elected, the President shall preside at meetings of the shareholders and the Board of Directors. The President shall also serve as the vice-chairman of any executive committee.

(d)           Vice Presidents. The Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President and the Chief Executive Officer, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board or the Chief Executive Officer shall prescribe or as the President may from time to time delegate. Executive Vice Presidents shall be senior to Senior Vice Presidents, and Senior Vice Presidents shall be senior to all other Vice Presidents.

(e)           Secretary. The Secretary shall attend all meetings of the shareholders and all meetings of the Board of Directors and record all the proceedings of the meetings of the shareholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors and shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it. The Secretary shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

(f)           Chief Financial Officer. The Chief Financial Officer shall be responsible for maintaining the financial integrity of the Corporation, shall prepare the financial plans for the Corporation and shall monitor the financial performance of the Corporation and its subsidiaries, as well as performing such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

(g)           Treasurer. The Treasurer shall have the custody of corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board of Directors at its regular meetings or when the Board of Directors so requires an account of all his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

(h)           Other Officers; Employees and Agents. Each and every other officer, employee and agent of the Corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to such person by the Board of Directors, the officer so appointing such person or such officer or officers who may from time to time be designated by the Board of Directors to exercise such supervisory authority.

5.3           Removal of Officers.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the corporation will be served thereby.  Any officer or agent elected by the shareholders may be removed only by vote of the shareholders, unless the shareholders shall have authorized the directors to remove such officer or agent.  Any vacancy, however occurring, in any office may be filled by the Board of Directors, unless the Bylaws shall have expressly reserved such powers to the shareholders.  Removal of any officer shall by without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

                5.4           Compensation of Officers.  The officers shall receive such salary or compensation as may be determined by the Board of Directors.

ARTICLE VI
BOOKS AND RECORDS

6.1           Books and Records.  This Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees of directors.

This Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all the shareholders and the number, or class and series, if any, of the shares held by each.

Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

6.2           Shareholders’ Inspection Rights. Any person who shall have been a holder of record of shares or of voting trust certificates therefore at least six (6) months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent (5%) of the outstanding shares of any class or series of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any purposes if relevant, books and records of account, minutes and records of shareholders and to make extracts therefrom.

6.3           Financial Information.  Not later than four (4) months after the close of each fiscal year, this Corporation shall prepare a balance sheet showing in reasonable detail the financial conditions of the Corporation as the close of its fiscal year, and a profit and loss statement showing the results of the operations of the Corporation during its fiscal year.

Upon written request of any shareholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to such shareholder or holder of voting trust certificates a copy of the most recent such filed balance sheet and profit and loss statement.

The balance sheets and profit and loss statements shall be filed in the registered office of the Corporation in this State, shall be kept for at least five (5) years and shall be subject to inspection during the business hours by any shareholder or holder of voting trust certificates, in person or by agent.

ARTICLE VII
GENERAL PROVISIONS

7.1           Dividends. The Board of Directors of this Corporation may, from time to time, declare, and the Corporation may pay, dividends on its shares in cash, property or its own shares, except when the Corporation is insolvent or when the payment thereof would be contrary to any restrictions contained in the Articles of Incorporation and shall be subject to the provisions of Chapter 607, Florida Statutes.

7.2           Reserves.  The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

7.3           Checks.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

7.4           Fiscal Year.  The fiscal year of the Corporation shall end on December 31st of each year, unless otherwise fixed by resolution of the Board of
Directors.

7.5           Seal.  The corporate seal shall have inscribed thereon the name and state of incorporation of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

7.6           Gender.  All words used in these Bylaws in the masculine gender shall extend to and shall include the feminine and neuter genders.

ARTICLE VIII
AMENDMENT

8.1           Amendment.  Except as otherwise set forth herein, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting.  No such amendment may terminate the right to indemnification and advancement of expenses provided for herein to any person covered at any time by such provisions.